UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2008

ALERITAS CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51423	20-2679740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7400 College Boulevard, Suite 250 Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

913-323-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry Into a Material Definitive Agreement.

On September 11, 2008, The Bank of New York (the “Trustee”), solely in its capacity as trustee under the Master Trust Indenture dated December 10, 2007, Series 2007-A Supplement dated December 10, 2007 and Master Trust Indenture dated July 1, 2007 (collectively, the “Indentures”), filed suit against Aleritas Capital Corporation (the “Company”), which is a majority-owned subsidiary of Brooke Corporation (“Brooke”), Brooke, Brooke Capital Corporation (“Brooke Capital”), which is a majority-owned subsidiary of Brooke, Brooke Capital Advisers, Inc. (“BCA”), Brooke Agency Services Company LLC and Robert D. Orr (collectively, the “Brooke Parties”) alleging misappropriation of funds pledged to the Trustee on behalf of noteholders (the “securitization investors”) under securitization documents (the “Securitization Documents”) relating to the Indentures. The action requested that the Trustee be entitled to all remedies available to it under the Indentures, including liquidation of any collateral, that the court appoint a receiver to take control of the Brooke Parties, plaintiff’s costs and other relief the court deems equitable and just.

On September 17, 2008, the Brooke Parties and the Trustee consented to an order (the “Order”) appointing Albert A. Riederer as special master (the “Special Master”) with respect to the Brooke, Brooke Capital and BCA (collectively, the “Special Master Entities”). The Order is filed as Exhibit 10.1 hereto and is incorporated herein by reference into this Item 1.01.

Pursuant to the Order, the Special Master is to administer the Special Master Estate which is defined to include (a) all monies, and all accounts into which monies have been or may hereafter be deposited or invested, of any of the Special Master Entities or their subsidiaries; (b) all contract rights of the Special Master Entities and their subsidiaries related in any way to (i) loans and related assets sold in any of the securitizations (the “Securitized Loans”), (ii) loans and related assets of the Company or any of the Special Master Entities or their subsidiaries made to the borrowers on the Securitized Loans, whether owned by the Company or a Special Master Entity, participated to other lenders, subject to any lien or security interest of any third party, or otherwise (the “Related Loans”), (iii) all franchise and other agreements with any of the borrowers (the “Borrower-Franchisees”) on any of the Securitized Loans or Related Loans, and (iv) all contracts with insurance companies under which any of the Borrower-Franchisees may have or may hereafter write policies of insurance for customers; (c) all written or electronic records maintained by or for the Special Master Entities or their subsidiaries relating to the foregoing (together with related software, licenses and systems); and (d) to the extent required to carry out the purposes of the Order, all other real and personal property of the Special Master Entities and their subsidiaries.

The Order requires the Company to exercise its best efforts to appoint two or more new independent directors on or about October 15, 2008, who must be approved by the Special Master. If the Company is unable to appoint two or more new independent directors on or before October 15, 2008, the Special Master may appoint two or more new independent directors. The Order also requires that the Company use its best efforts at all times to maintain a board of directors (the “Board”), a majority of which are independent directors. In the event of a failure for 45 days by the Board to name a new or replacement independent director to maintain a majority of independent directors, the Special Master shall be entitled to make such appointment. Furthermore, the Order requires the Company to amend its organizational documents to require the appointment of a special director whose approval is required prior to the Company filing any voluntary petition under Title 11 of the Federal Bankruptcy Code or seeking relief under similar state laws.

Item 4.01—Changes in Registrant’s Certifying Accountant.

On September 19, 2008, Summers, Spencer & Callison, CPAs, Chartered (the “Accountant”), the independent registered public accounting firm for the Company, resigned as the Company’s independent accountant. The Accountant was the auditor of the financial statements for the fiscal years of the Company ended December 31, 2007 and 2006.

The Company’s management represents as follows:

(a) The Accountant’s report on the financial statements of the Company for each of the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

(b) During the Company’s two most recent fiscal years and the subsequent interim period through the date of resignation, there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of the Accountant would have caused it to make reference to the subject matter of the disagreement in its reports.

(c) During the two most recent fiscal years and the subsequent interim period through the date of resignation there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided the Accountant with a copy of the disclosures it is making in this report and has requested that the Accountant furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company. A copy of the Accountant’s letter is filed with this report as Exhibit 16.1.

The Company is now beginning the process of seeking and engaging a successor accountant. No successor accountant has been selected or engaged.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

10.1	Consent Order Appointing a Special Master dated September 17, 2008

16.1	Letter from Summers, Spencer & Callison, CPAs, Chartered dated September 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALERITAS CAPITAL CORP.

By:	/s/ Carl Baranowski
Carl Baranowski
Acting General Counsel

Date: September 26, 2008

EXHIBIT INDEX

10.1	Consent Order Appointing a Special Master dated September 17, 2008

16.1	Letter from Summers, Spencer & Callison, CPAs, Chartered dated September 26, 2008

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